As filed with the Securities and Exchange Commission on February 22, 2021
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0596811
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification No.)
100 Acorn Park Drive, Cambridge, MA 02140
(Address of principal executive offices, including zip code)
Amended and Restated 2014 Equity Incentive Plan
(Full titles of the plans)
William Clark
President and Chief Executive Officer
100 Acorn Park Drive, 5th Floor
Cambridge, MA 02140
(617) 876-8191
(Name, address, and telephone number of agent for service)
Please send copies of all communications to:
Marc A. Rubenstein
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
(617) 951-7000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Amended and Restated 2014 Equity Incentive Plan, Common Stock, $0.001 par value per share	2,120,753	shares	$3.51	$7,443,843.03	$812.12
TOTAL	2,120,753	shares		$7,443,843.03	$812.12
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)Represents 2,120,753 shares of Common Stock that were automatically added to the shares authorized for issuance under the registrant’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) on January 1, 2021 pursuant to an “evergreen” provision contained in the 2014 Plan. The “evergreen” provision provides that on each January 1st from January 1, 2015 through January 1, 2024, the number of shares of Common Stock available for issuance under the 2014 Plan will automatically increase annually in an amount equal to the lesser of 4% of outstanding shares of the registrant’s Common Stock as of the close of business on the immediately preceding December 31st or the number of shares determined by the registrant’s board of directors.
(3)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average high and low prices of the registrant’s Common Stock as reported by the NASDAQ Capital Market on February 18, 2021 to be $3.33 and $3.68, respectively.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed to register an additional 2,120,753 shares under the registrant’s 2014 Plan. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No.333-194021) filed with the Securities and Exchange Commission on February 19, 2014.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Exhibit
4.1
Fifth Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the current report on Form 8-K filed on February 12, 2014 (File No. 001-36289) and incorporated herein by reference).

4.2
Certificate of Amendment to Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 001-36289) filed on June 25, 2018 and incorporated herein by reference).

4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 001-36289, filed on May 21, 2019)

4.4	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 001-36289, filed on June 2, 2020)

4.5
Certificate of Correction to the Certificate of Amendment to the Restated Certificate of Incorporation of Genocea Biosciences, Inc. (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q, File No. 001-36289, filed on July 23, 2020)

4.6	Amended and Restated By-laws (previously filed as Exhibit 3.2 to the current report on Form 8-K filed on February 12, 2014 (File No. 001-36289) and incorporated herein by reference).

4.7	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the registration statement on Form S-1 (File No. 333-193043) and incorporated herein by reference).

4.8
Genocea Biosciences, Inc. Amended and Restated 2014 Equity Incentive Plan (previously filed as Exhibit 10.1 to the Company's Current Report of Form 8-K (File No. 001-36289) filed on June 25, 2018 and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP (filed herewith).

23.1	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (filed herewith).

24.1	Powers of Attorney (included on the signature page in Part II).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 22th day of February, 2021.

GENOCEA BIOSCIENCES, INC.

By:	/s/ Diantha Duvall
Name: Diantha Duvall
Title: Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints William Clark and Diantha Duvall and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Genocea Biosciences, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William Clark	President and Chief Executive Officer and Director
William Clark	(Principal Executive Officer)	February 22, 2021

/s/ Diantha Duvall	Chief Financial Officer
Diantha Duvall	(Principal Financial Officer and Principal Accounting Officer)	February 22, 2021

/s/ Kenneth Bate
Kenneth Bate	Director	February 22, 2021

/s/ Ali Behbahani
Ali Behbahani	Director	February 22, 2021

/s/ Katrine Bosley
Katrine Bosley	Director	February 22, 2021

/s/ Ronald Cooper
Ronald Cooper	Director	February 22, 2021

/s/ Michael Higgins
Michael Higgins	Director	February 22, 2021

/s/ Gisela Schwab
Gisela Schwab, M.D.	Director	February 22, 2021

/s/ George Siber
George Siber, M.D.	Director	February 22, 2021